UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 29, 2022

CLIPPER REALTY INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38010	47-4579660
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

4611 12th Avenue, Suite 1L Brooklyn, New York	11219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 438-2804

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLPR	New York Stock Exchange

Item 4.01. Change in Registrant’s Certifying Accountant

On September 29, 2022, based on the approval of the Audit Committee (the “Audit Committee”) of the Board of Directors of Clipper Realty Inc. (the “Company”), the Company engaged PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, and related interim periods, effective immediately, and dismissed BDO USA, LLP (“BDO”) as the Company's independent registered public accounting firm.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2021, and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2021, and 2020, and the subsequent interim periods through September 28, 2022, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except that management identified a material weakness in the Company's internal control over financial reporting as of December 31, 2020 which was identified and disclosed in Management's Report on Internal Control over Financial Reporting in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The Company restated the unaudited condensed consolidated financial statements as of and for each of the interim periods within the year ended December 31, 2020, to correct inadvertent errors in the application of generally accepted accounting principles relating to the accounting for straight-line rent associated with the reassessment of a lease term. Management identified that a deficiency in its processes and procedures that led to the misapplication of guidance in connection with accounting for a modification of an existing commercial lease to constitute a material weakness in our internal control over financial reporting. The Company remediated the previously identified deficiency prior to the issuance of its Annual Report on Form 10-K for the year ended December 31, 2021.

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of BDO’s letter dated October 4, 2022, is filed as Exhibit 16.1 hereto.

During the years ended December 31, 2021, and 2020, and the subsequent interim periods through September 28, 2022, neither the Company nor anyone acting on its behalf has consulted with PKF regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report or oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
16.1	Letter from BDO USA, LLP dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clipper Realty Inc.
(Registrant)

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Co-Chairman and Chief Executive Officer

Date: October 04, 2022